UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006 (November 27, 2006)

SUMMIT BANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	000-21267	58-1722476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, Georgia 30341

(Address of Principal Executive Offices)

(770) 454-0400

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2006, Summit Bank Corporation, The Summit National Bank and the respective employees executed an amendment to the change in control agreements dated August 25, 1995 among Summit Bank Corporation, The Summit National Bank and each of Pin Pin Chau and David Yu. The amendment amends the change of control agreements in contemplation of the acquisition of Summit Bank Corporation and The Summit National Bank by UCBH Holdings, Inc. by revising the change in control provisions in the change in control agreements to comply with the rules pertaining to deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986 and regulations promulgated thereby. The amendment also provides that Ms. Chau and Mr. Yu be paid lump sums of $625,536 and $312,768, respectively, to cancel certain equity rights granted in their original agreements. Copies of the amendments are attached as Exhibits 10.1(a) and (b).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Change in Control Agreement dated November 27, 2006 among Summit Bank Corporation, The Summit National Bank and: (a) Pin Pin Chau (b) David Yu

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT BANK CORPORATION

DATE: December 1, 2006	By:	/s/ Thomas J. Flournoy
Thomas J. Flournoy Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	First Amendment to Change in Control Agreement dated November 27, 2006 among Summit Bank Corporation, The Summit National Bank and: (a) Pin Pin Chau (b) David Yu

3